Distribution Solutions Group Announces
2026 Second Quarter Results

FORT WORTH, TEXAS, August 6, 2026 - Distribution Solutions Group, Inc. (NASDAQ:DSGR) ("DSG" or the "Company"), a premier specialty distribution company, today announced consolidated results for the second quarter ended June 30, 2026. This press release is supplemented by an earnings presentation at https://investor.distributionsolutionsgroup.com/news/events.

Subsequent to the second quarter, on July 15, 2026, the Company entered into a definitive merger agreement (the "Merger Agreement") under which newly formed entities controlled by LKCM Headwater Investments, LLC (collectively, “LKCM Headwater”), already owner of approximately 79% of the Company's outstanding common shares, will acquire all of the outstanding shares of common stock of DSG not already owned by LKCM Headwater and its affiliates for $35.00 per share in cash.

The following represents a summary of certain operating results (unaudited). See the reconciliations of GAAP to non-GAAP measures in Tables 2, 3 and 4.

	Three Months Ended
	June 30,			March 31,
(Dollars in thousands)	2026	2025	% Change	2026	% Change
Revenue	$557,734	$502,437	11.0%	$495,995	12.4%

Operating income	$27,868	$26,826	3.9%	$13,630	104.5%
Non-GAAP adjusted operating income	$45,216	$39,873	13.4%	$29,113	55.3%

Net income (loss)	$8,494	$5,003	69.8%	$382	N/M
Non-GAAP adjusted EBITDA	$53,933	$48,561	11.1%	$37,833	42.6%

Operating income (loss) as a percent of revenue	5.0%	5.3%	-30bps	2.7%	230bps
Adjusted EBITDA as a percent of revenue	9.7%	9.7%	0bps	7.6%	210bps
N/M - Not meaningful

Revenue increased 11.0% year-over-year to $557.7 million, driven by organic sales growth of 10.2% with daily sales improvement across all of the verticals. The first quarter acquisition of Eastern Valve contributed approximately $4.1 million of revenue in the second quarter. Sequentially, revenue increased 12.4% over the first quarter on two additional selling days.

Profitability improved sequentially on higher sales. Adjusted EBITDA margin as a percentage of sales was 9.7%, a sequential improvement of 210bps, while a sequential improvement in operating income to $27.9 million drove improved adjusted earnings per share from $0.24 to $0.47.

Improved profitability and working capital management in the quarter drove cash flows from operations to $22.0 million for the quarter, an improvement over cash flows used in operations of $20.4 million in the first quarter of 2026.

2026 Second Quarter Summary(1)

•Revenue increased $55.3 million or 11.0% to $557.7 million, primarily driven by organic sales growth of 10.2% and $4.1 million of incremental revenue from the acquisition closed in the first quarter of 2026. Sequentially, organic sales grew 12.4% with organic average daily sales growing 8.1% over the first quarter of 2026. Gross margin decreased from 33.9% to 32.3% primarily due to customer and vertical sales mix shifts and higher tariff rates on inbound shipments partially offset by pricing benefits realized.

•Operating income was $27.9 million, net of $11.1 million of non-cash acquired intangible amortization and $6.2 million of non-recurring severance and acquisition-related retention costs, stock-based compensation, acquisition-related costs and other non-recurring items. This compares to operating income of $26.8 million in the prior year quarter which was net of $11.7 million of intangible amortization and $1.4 million of non-recurring items. Adjusted operating income, excluding these non-cash and non-recurring items, was $45.2 million in the current quarter compared to $39.9 million in the year-ago quarter and $29.1 million in the first quarter of 2026.
•Net income was $8.5 million for the quarter compared to net income of $5.0 million in the year-ago quarter.
•Diluted net earnings per share was $0.18 for the quarter compared to diluted net earnings per share of $0.11 in the year-ago quarter. Non-GAAP adjusted diluted earnings per share was $0.47 compared to $0.35 for the same period a year ago and $0.24 for the first quarter of 2026.
•Adjusted EBITDA was $53.9 million, or 9.7% of sales, compared to $48.6 million, or 9.7% of sales in the prior year quarter and $37.8 million or 7.6% of sales in the first quarter of 2026.
•Cash provided by operations was $22.0 million for the quarter. Uses of cash for the quarter included net capital expenditures of $7.7 million.
•The Company ended the quarter with total liquidity of $420.2 million, consisting of $75.5 million of cash (restricted and unrestricted) and $344.7 million available under its credit facility with net debt leverage of 3.4x.
(1) See reconciliation of GAAP to non-GAAP measures in tables 2, 3 and 4.

Additional Information on Proposed Merger Agreement

LKCM Headwater and its affiliates currently own approximately 79% of DSG’s outstanding common stock. J. Bryan King, DSG’s Chairman and Chief Executive Officer, is the Managing Partner of LKCM Headwater.

The $35.00 per share purchase price represents an increase of $5.50 per share over LKCM Headwater’s initial non-binding proposal of $29.50 per share submitted to the Company’s Board of Directors on March 14, 2026 (the “Initial Proposal”), and an approximately 81% premium to the Company’s closing share price of $19.31 on March 13, 2026, the last trading day prior to public disclosure of LKCM Headwater’s proposal. Upon completion of the transaction, the Company will become a privately held company 100% controlled by LKCM Headwater and its affiliates, and the Company’s common stock will no longer be listed on Nasdaq.

Following LKCM Headwater’s delivery of the Initial Proposal and in light of LKCM Headwater’s existing ownership position and Mr. King’s roles with both LKCM Headwater and the Company, the board of directors of the Company (the “Board”) formed a special committee consisting of disinterested directors (the “Special Committee”) to evaluate the Initial Proposal and negotiate a potential transaction with LKCM Headwater. The Special Committee unanimously approved the transaction and recommended that the Board approve the transaction. The Board, upon the Special Committee’s unanimous recommendation, with certain directors recusing themselves from the vote, approved the transaction. In connection with the Merger Agreement, we amended our existing credit agreement to permit, subject to its terms and conditions, revolving loans to be used to finance the Merger and related amounts.

The closing of the transaction is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), the absence of legal restraints prohibiting the transaction, and stockholder approvals

(including the approval of a majority of the votes cast by holders of DSG common stock not owned by LKCM Headwater and its affiliates).

The transaction is not subject to a financing condition; however, in connection with the execution of the merger agreement, the Company entered into an amendment to its existing credit agreement with JPMorgan Chase Bank, N.A., as administrative agent, pursuant to which, subject to the applicable terms and conditions of the Company’s credit agreement, proceeds of revolving loans may be used to finance the transactions contemplated by the merger agreement. For additional information and defined terms, see our Current Report on Form 8-K filed with the SEC on July 16, 2026.

Additional Information About the Merger and Where to Find It

In connection with the proposed Merger, the Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A (the “Proxy Statement”), and the Company, LKCM Headwater and certain of their respective affiliates intend to jointly file with the SEC a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). The definitive Proxy Statement will be sent or otherwise made available to stockholders of the Company. This communication is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document that the Company may file with the SEC in connection with the proposed Merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED MERGER. Investors and security holders will be able to obtain copies of the Proxy Statement, the Schedule 13E-3 and other documents filed with the SEC by the Company free of charge from the SEC’s website at www.sec.gov or from the Company’s website.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company stockholders in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement for its most recent annual meeting of stockholders and in other documents filed by the Company with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction will be included in the Proxy Statement and Schedule 13E-3 when they are filed with the SEC. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such 2026 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

About Distribution Solutions Group, Inc.

Distribution Solutions Group ("DSG") is a premier multi-platform specialty distribution company providing high touch, value-added distribution solutions to the maintenance, repair & operations (MRO), the original equipment manufacturer (OEM) and the industrial technologies markets. DSG was formed through the strategic combination of Lawson Products, a leader in MRO distribution of C-parts, Gexpro Services, a leading global supply chain services provider to manufacturing customers, and TestEquity, a leader in electronic test & measurement solutions.

Through its collective businesses, DSG is dedicated to helping customers lower their total cost of operation by increasing productivity and efficiency with the right products, expert technical support and fast, reliable delivery to be a one-stop solution provider. DSG serves approximately 220,000 customers in several diverse end markets supported by approximately 4,300 dedicated employees and strong vendor partnerships. DSG ships from strategically located distribution and service centers to customers in North America, Europe, Asia, South America and the Middle East.

For more information on Distribution Solutions Group, please visit www.distributionsolutionsgroup.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the "safe-harbor" provisions under the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. The Terms "aim," "anticipate," "believe," "contemplates," "continues," "could," "ensure," "estimate," "expect," "forecasts," "if," "intend," "likely," "may," "might," "objective," "outlook," "plan," "positioned," "potential," "predict," "probable," "project," "shall," "should," "strategy," "will," "would," and variations of them and other words and terms of similar meaning and expression (and the negatives of such words and terms) are intended to identify forward-looking statements.

Forward-looking statements can also be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks, uncertainties and assumptions, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. DSG can give no assurance that any goal or plan set forth in forward-looking statements can be achieved and DSG cautions readers not to place undue reliance on such statements. DSG undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise. Each forward-looking statement speaks only as of the date on which such statement is made, and DSG undertakes no obligation to update any such statement to reflect events or circumstances arising after such date. Actual results may differ materially from those projected as a result of certain risks and uncertainties. Factors that could cause or contribute to such differences or that might otherwise impact DSG's business, financial condition and results of operations include the risk that the proposed Merger may not be completed in a timely manner or at all, the failure to satisfy closing conditions, including receipt of the requisite stockholder approvals and expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Act, the risk that borrowings under the Company's credit agreement may not be available to finance the Merger consideration, the possibility that competing offers or acquisition proposals will be made, the occurrence of events giving rise to termination of the Merger Agreement, including in circumstances requiring payment of the termination fee, the effect of the pendency of the proposed Merger on the Company’s business relationships, operating results and business generally, the effect of the announcement or pendency of the proposed Merger on the Company’s business relationships, operating results, employees, customers, suppliers, financing sources and other business counterparties, risks related to diverting management’s attention from the Company’s ongoing business operations, the risk of litigation relating to the proposed Merger, the risks that DSG may encounter difficulties integrating the business of DSG with the business of other companies that DSG has combined with or may otherwise combine with and that certain assumptions with respect to such business or transactions could prove to be inaccurate. Certain risks associated with DSG's business are also discussed from time to time in the reports DSG files with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K or other reports the Company may file from time to time with the Securities and Exchange Commission, which should be reviewed carefully.

No Offer or Solicitation

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote, consent or approval, in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

-TABLES FOLLOW-

Distribution Solutions Group, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share data)
(Unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$66,938	$61,753
Restricted cash	8,542	13,573
Accounts receivable, less allowances	331,649	271,331
Inventories	378,734	353,374
Prepaid expenses and other current assets	45,938	46,893
Total current assets	831,801	746,924
Property, plant and equipment, net	124,376	126,605
Rental equipment, net	42,123	38,956
Goodwill	473,663	467,905
Deferred tax asset, net	1,132	1,196
Customer relationships intangibles, net	131,403	143,503
Trade names and other intangibles, net	75,000	82,552
Cash value of life insurance	22,738	21,567
Right of use operating lease assets	107,605	111,117
Other assets	7,450	8,296
Total assets	$1,817,291	$1,748,621
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$188,115	$151,234
Current portion of long-term debt	35,840	35,470
Current portion of lease liabilities	21,334	20,624
Accrued expenses and other current liabilities	81,564	84,137
Total current liabilities	326,853	291,465
Long-term debt, less current portion, net	693,658	664,196
Lease liabilities	94,641	98,821
Deferred tax liability, net	20,890	20,147
Other liabilities	26,534	24,645
Total liabilities	1,162,576	1,099,274
Stockholders' equity:
Preferred stock, $1 par value:
Authorized - 500,000 shares, issued and outstanding — None	—	—
Common stock, $1 par value:
Authorized - 70,000,000 shares Issued - 47,924,087 and 47,860,312 shares, respectively Outstanding - 46,238,315 and 46,180,700 shares, respectively	46,238	46,180
Capital in excess of par value	690,706	686,183
Retained deficit	(24,818)	(33,694)
Treasury stock – 1,685,772 and 1,679,612 shares, respectively	(44,159)	(43,998)
Accumulated other comprehensive income (loss)	(13,252)	(5,324)
Total stockholders' equity	654,715	649,347
Total liabilities and stockholders' equity	$1,817,291	$1,748,621

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Revenue	$557,734	$502,437	$1,053,729	$980,466
Cost of goods sold	377,598	332,353	710,254	646,402
Gross profit	180,136	170,084	343,475	334,064

Selling, general and administrative expenses	152,268	143,258	301,977	287,141

Operating income (loss)	27,868	26,826	41,498	46,923

Interest expense	(12,991)	(14,238)	(25,162)	(28,453)
Change in fair value of earnout liabilities	—	—	—	(1,000)
Other income (expense), net	(486)	(726)	(1,188)	(94)

Income (loss) before income taxes	14,391	11,862	15,148	17,376
Income tax expense (benefit)	5,897	6,859	6,272	9,112

Net income (loss)	$8,494	$5,003	$8,876	$8,264

Basic income (loss) per share of common stock	$0.18	$0.11	$0.19	$0.18

Diluted income (loss) per share of common stock	$0.18	$0.11	$0.19	$0.17

Basic weighted average shares outstanding	46,210,991	46,381,194	46,200,851	46,490,702

Diluted weighted average shares outstanding	46,432,540	46,562,690	47,062,216	47,295,547

Distribution Solutions Group, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Operating activities
Net income (loss)	$8,876	$8,264
Adjustments to reconcile to net cash used in operating activities:
Depreciation and amortization	39,589	40,317
Amortization of debt issuance costs	879	1,752
Stock-based compensation	4,582	2,224
Deferred income taxes	(576)	1,793
Change in fair value of earnout liabilities	—	1,000
(Gain) loss on sale of rental equipment	(3,033)	(2,129)
(Gain) loss on sale of property, plant and equipment	(626)	(543)
Charge for step-up of acquired inventory	94	—
Net realizable value adjustment and write-offs for obsolete and excess inventory	2,748	4,907
Bad debt expense	2,040	2,119
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(63,023)	(31,048)
Inventories	(29,458)	(1,470)
Prepaid expenses and other current assets	3,554	(16,364)
Accounts payable	37,231	15,552
Accrued expenses and other current liabilities	(2,018)	1,216
Other changes in operating assets and liabilities	763	946
Net cash provided by (used in) operating activities	1,622	28,536
Investing activities
Purchases of property, plant and equipment	(8,903)	(10,289)
Proceeds from sale of property, plant and equipment	826	990
Business acquisitions, net of cash acquired	(16,536)	(1,426)
Purchases of rental equipment	(11,744)	(7,177)
Proceeds from sale of rental equipment	6,553	5,913
Net cash provided by (used in) investing activities	(29,804)	(11,989)
Financing activities
Proceeds from revolving lines of credit	262,973	196,652
Payments on revolving lines of credit	(216,119)	(195,865)
Payments on term loans	(17,500)	(20,125)
Repurchase of common stock	15	(20,256)
Shares repurchased held in treasury	(178)	(45)
Stock option exercises	—	877
Payment of financing lease principal	(329)	(296)
Net cash provided by (used in) financing activities	28,862	(39,058)
Effect of exchange rate changes on cash and cash equivalents	(526)	2,548
Increase (decrease) in cash, cash equivalents and restricted cash	154	(19,963)
Cash, cash equivalents and restricted cash at beginning of period	75,326	81,726
Cash, cash equivalents and restricted cash at end of period	$75,480	$61,763
Cash and cash equivalents	$66,938	$47,430
Restricted cash	8,542	14,333
Total cash, cash equivalents and restricted cash	$75,480	$61,763

Distribution Solutions Group, Inc.
Table 1 - Selected Segment Financial Data
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2026	2025
Revenue:
Lawson Products	$125,498	$124,313
Canada Branch Division	63,717	55,852
Gexpro Services	140,146	127,807
TestEquity	228,994	195,046
Intersegment revenue elimination	(621)	(581)
Total	$557,734	$502,437

Operating income (loss):
Lawson Products	$2,542	$7,975
Canada Branch Division	3,829	1,751
Gexpro Services	14,532	13,902
TestEquity	10,768	4,813
All Other	(3,803)	(1,615)
Total	$27,868	$26,826

DISTRIBUTION SOLUTIONS GROUP, INC.
SEC REGULATION G GAAP RECONCILIATIONS
The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, the Company's management believes that certain non-GAAP financial measures may provide users of this financial information with additional meaningful comparisons between current results and results in prior operating periods. Management believes that these non-GAAP financial measures can provide additional meaningful reflections of underlying trends of the business because they provide a comparison of historical information that excludes certain non-operational or non-cash items that impact the overall comparability. See Tables below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended June 30, 2026 and 2025 and the three months ended March 31, 2026. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

Distribution Solutions Group, Inc.
Table 2 - Reconciliation of GAAP Net Income (Loss) and GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2026	2025	2026
Net income (loss)	$8,494	$5,003	$382
Income tax expense (benefit)	5,897	6,859	375
Other income (expense), net	486	726	702
Interest expense	12,991	14,238	12,171
Operating income (loss)	27,868	26,826	13,630
Depreciation and amortization	19,865	20,338	19,724
Stock-based compensation(1)	2,158	1,250	2,424
Severance and acquisition related retention expenses(2)	2,204	355	1,141
Acquisition related costs(3)	335	(208)	753
Inventory step-up(4)	70	—	24
Other non-recurring(5)	1,433	—	137
Non-GAAP adjusted EBITDA	$53,933	$48,561	$37,833

Operating income (loss) as a percent of revenue	5.0%	5.3%	2.7%

Adjusted EBITDA as a percent of revenue	9.7%	9.7%	7.6%
(1)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(2)Includes severance expense for actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(3)Transaction and integration costs related to acquisitions.
(4)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(5)Other non-recurring costs consist of certain non-recurring strategic projects, costs related to the proposed Merger and other non-recurring items.

Distribution Solutions Group, Inc.
Table 3 - Reconciliation of GAAP Net Income (Loss) and GAAP Diluted EPS to Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted EPS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended
	June 30, 2026		June 30, 2025		March 31,2026
	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)	Amount	Diluted EPS(2)
Net income (loss)	$8,494	$0.18	$5,003	$0.11	$382	$0.01

Pretax adjustments:
Stock-based compensation	2,158	0.05	1,250	0.03	2,424	0.05
Acquisition related costs	335	0.01	(208)	—	753	0.02
Amortization of intangible assets	11,148	0.24	11,650	0.25	11,004	0.23
Severance and acquisition related retention expenses	2,204	0.05	355	0.01	1,141	0.02
Inventory step-up	70	—	—	—	24	—
Other non-recurring	1,433	0.03	—	—	137	—
Total pretax adjustments	17,348	0.38	13,047	0.29	15,483	0.32
Tax effect on adjustments(1)/(3)	(4,543)	(0.11)	(3,135)	(0.08)	(4,423)	(0.09)
Deferred tax asset valuation allowance(3)/(4)	754	0.02	1,536	0.03	47	—
Non-GAAP adjusted net income	$22,053	$0.47	$16,451	$0.35	$11,489	$0.24

(1)The adjustment to the income tax expense (benefit) is determined by excluding the non-GAAP adjustments by jurisdiction.
(2)Pretax adjustments to diluted EPS calculated on 46.433 million, 46.563 million and 47.030 million diluted shares for the second quarter of 2026 and 2025, and the first quarter of 2026, respectively.
(3)The quarter-to-date amounts are derived from the current period year-to-date amount less the previous quarter year-to-date amount.
(4)The estimated impact to the deferred tax asset valuation allowance from interest expense limitations under Section 163(j) determined by including the non-GAAP adjustments by jurisdiction.

Distribution Solutions Group, Inc.
Table 4 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted Operating Income
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	June 30,		March 31,
	2026	2025	2026
Operating income (loss)	$27,868	$26,826	$13,630

Gross profit adjustments:
Inventory step-up(1)	70	—	24
Total gross profit adjustments	70	—	24

Selling, general and administrative expenses adjustments:
Acquisition related costs(2)	335	(208)	753
Amortization of intangible assets	11,148	11,650	11,004
Stock-based compensation(3)	2,158	1,250	2,424
Severance and acquisition related retention expenses(4)	2,204	355	1,141
Other non-recurring(5)	1,433	—	137
Total selling, general and administrative adjustments	17,278	13,047	15,459

Total adjustments	17,348	13,047	15,483
Non-GAAP adjusted operating income	$45,216	$39,873	$29,113

(1)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(2)Transaction and integration costs related to acquisitions.
(3)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(4)Includes severance expense for actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(5)Other non-recurring costs consist of certain non-recurring strategic projects, costs related to the proposed Merger and other non-recurring items.

Distribution Solutions Group, Inc.
Table 5 - Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Adjusted EBITDA
Q2 2026 and Q2 2025
(Dollars in thousands)
(Unaudited)

	Lawson Products		Gexpro Services		TestEquity		Canada Branch Division		All Other		Eliminations		Consolidated DSG
Quarter Ended	Q2 2026	Q2 2025	Q2 2026	Q2 2025	Q2 2026	Q2 2025	Q2 2026	Q2 2025	Q2 2026	Q2 2025	Q2 2026	Q2 2025	Q2 2026	Q2 2025
Revenue from external customers	$125,403	$124,287	$139,727	$127,474	$228,921	$194,830	$63,683	$55,846	$—	$—	$—	$—	$557,734	$502,437
Intersegment revenue	95	26	419	333	73	216	34	6	—	—	(621)	(581)	—	—
Revenue	$125,498	$124,313	$140,146	$127,807	$228,994	$195,046	$63,717	$55,852	$—	$—	$(621)	$(581)	$557,734	$502,437

Operating income (loss)	$2,542	$7,975	$14,532	$13,902	$10,768	$4,813	$3,829	$1,751	$(3,803)	$(1,615)			$27,868	$26,826

Depreciation and amortization	6,744	6,808	3,041	3,532	8,246	8,280	1,834	1,718	—	—			19,865	20,338
Adjustments:
Acquisition related costs(1)	357	12	4	(397)	61	29	(87)	148	—	—			335	(208)
Stock-based compensation(2)	777	775	404	18	507	168	—	—	470	289			2,158	1,250
Severance and acquisition related retention expenses(3)	1,399	139	319	27	382	187	20	3	84	(1)			2,204	355
Inventory step-up(4)	—	—	—	—	—	—	70	—	—	—			70	—
Other non-recurring(5)	91	—	—	—	27	—	40	—	1,275	—			1,433	—

Non-GAAP adjusted EBITDA	$11,910	$15,709	$18,300	$17,082	$19,991	$13,477	$5,706	$3,620	$(1,974)	$(1,327)			$53,933	$48,561

Operating income (loss) as a percent of revenue	2.0%	6.4%	10.4%	10.9%	4.7%	2.5%	6.0%	3.1%	N/M	N/M			5.0%	5.3%
Adjusted EBITDA as a percent of revenue	9.5%	12.6%	13.1%	13.4%	8.7%	6.9%	9.0%	6.5%	N/M	N/M			9.7%	9.7%

(1)Transaction and integration costs related to acquisitions.
(2)Expense (benefit) primarily for stock-based compensation, of which a portion varies with the Company's stock price.
(3)Includes severance expense from actions taken not related to a formal restructuring plan and acquisition related retention expenses.
(4)Inventory fair value step-up adjustment for acquisition accounting related to acquisitions completed.
(5)Other non-recurring costs consist of certain non-recurring strategic projects, costs related to the proposed Merger and other non-recurring items.
N/M - Not meaningful

Contact

Company:
Distribution Solutions Group, Inc.
Ronald J. Knutson
Executive Vice President, Chief Financial Officer and Treasurer
1-888-611-9888

Investor Relations:
Three Part Advisors, LLC
Steven Hooser / Sandy Martin
214-872-2710 / 214-616-2207